                                                                      EXHIBIT 12
                                                                          Page 1

                               OHIO EDISON COMPANY
                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                           Year Ended December 31,
                                                                                           -----------------------
                                                                                 1991      1992      1993      1994      1995
                                                                                 ----      ----      ----      ----      ----
                                                                                          (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K
       Income before extraordinary items ....................................  $264,823  $276,986  $ 24,523  $303,531  $317,241
       Interest and other charges, before reduction for amounts capitalized..   324,017   296,292   285,169   283,849   273,719
       Provision for income taxes ...........................................   173,725   147,407    32,431   188,886   199,307
       Interest element of rentals charged to income (a) ....................   125,777   117,224   104,700   108,463   111,534
                                                                               --------  --------  --------  --------  --------
       Earnings as defined ..................................................  $888,342  $837,909  $446,823  $884,729  $901,801
                                                                               ========  ========  ========  ========  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:

       Interest on long-term debt ...........................................  $288,599  $275,835  $262,861  $259,554  $243,570
       Other interest expense ...............................................    27,696    13,958    16,445    18,931    22,944
       Subsidiaries' preferred stock dividend requirements ..................     7,722     6,499     5,863     5,364     7,205
       Adjustment to subsidiaries' preferred stock dividends
        to state on a pre-income tax basis ..................................     5,018     3,420     7,659     3,294     2,956
       Interest element of rentals charged to income (a) ....................   125,777   117,224   104,700   108,463   111,534
                                                                               --------  --------  --------  --------  --------
       Fixed charges as defined .............................................  $454,812  $416,936  $397,528  $395,606  $388,209
                                                                               ========  ========  ========  ========  ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
         CHARGES (b) ........................................................      1.95      2.01      1.12      2.24      2.32
                                                                               ========  ========  ========  ========  ========


-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $13,298,000, $9,762,000, $8,565,000,
    $7,424,000 and $6,315,000 for each of the five years ended December 31, 1995, respectively.

                                                                      EXHIBIT 12
                                                                          Page 2

                               OHIO EDISON COMPANY

       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
          PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                             Year Ended December 31,
                                                                                             -----------------------
                                                                                 1991      1992      1993         1994      1995
                                                                                 ----      ----      ----         ----      ----
                                                                                              (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
         Income before extraordinary items ..................................  $264,823  $276,986  $ 24,523     $303,531  $317,241
         Add-
           Interest and other charges, before reduction for amounts
             capitalized ....................................................   324,017   296,292   285,169      283,849   273,719
           Provision for income taxes .......................................   173,725   147,407    32,431      188,886   199,307
           Interest element of rentals charged to income (a) ................   125,777   117,224   104,700      108,463   111,534
                                                                               --------  --------  --------     --------  --------
              Earnings as defined ...........................................  $888,342  $837,909  $446,823     $884,729  $901,801
                                                                               ========  ========  ========     ========  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
          AND PREFERENCE STOCK DIVIDEND REQUIREMENTS
          (PRE-INCOME TAX BASIS):
         Interest on long-term debt .........................................  $288,599  $275,835  $262,861     $259,554  $243,570
         Other interest expense .............................................    27,696    13,958    16,445       18,931    22,944
         Preferred and preference stock dividend requirements ...............    32,476    30,425    29,570       27,043    29,699
         Adjustment to preferred and preference stock dividends
          to state on a pre-income tax basis ................................    20,887    15,854    38,265       16,444    16,745
         Interest element of rentals charged to income (a) ..................   125,777   117,224   104,700      108,463   111,534
                                                                               --------  --------  --------     --------  --------
             Fixed charges as defined plus preferred and
              preference stock dividend requirements
              (pre-income tax basis) ........................................  $495,435  $453,296  $451,841     $430,435  $424,492
                                                                               ========  ========  ========     ========  ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
         CHARGES (b) ........................................................      1.79      1.85      0.99(c)      2.06      2.12
                                                                               ========  ========  ========     ========  ========


-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $13,298,000, $9,762,000, $8,565,000,
    $7,424,000 and $6,315,000 for each of the five years ended December 31, 1995, respectively.

(c) Earnings as defined were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements (pre-income tax basis).